Beckstead and Watts, LLP
Certified Public Accountants
2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated October 21, 2005, accompanying the financial statements of MV Fund II, LLC on Form S-11 Post-Effective Amendment No. 2 to Form S-1 for the year ended June 30, 2005 and we have reviewed the financial statements of MV Fund II, LLC through the period ended September 30, 2005. We hereby consent to the incorporation by reference of said report on the Registration Statement of MV Fund II, LLC on Form S-11 Post-Effective Amendment No. 2 to Form S-1 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

January 9, 2006